Exhibit 99.1

CONTACT: Dominic Paschel SuccessFactors, Inc. Public & Investor Relations 415-262-4641 dpaschel@successfactors.com

SuccessFactors Announces Fourth Quarter & Fiscal 2009 Results

•	Q409 bookings (revenue plus change in total deferred revenue) grows to an all-time high of $62.8 million, an increase of 34% year-over-year and 26% sequentially

•	Q409 revenue grows to $42.2 million; and total 2009 revenue grows to $153.1 million, an increase of 37% year-over-year

•	Q409 cash flow generated from operating activities improves to $8.2 million, an increase of 129% sequentially

•	2009 cash flow generated from operating activities improves to $15.4 million, a $27.4 million improvement from cash flow used in operations of $12.0 million in 2008

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Announces agreement to acquire Inform, to provide the first purpose built business analytics and workforce planning solution, accelerating SuccessFactors market-leading business execution software for approximately $40.5 million plus contingent consideration

•	Raises gross proceeds of approximately $215 million in follow-on offering

•	Provides revenue guidance for the first quarter 2010 and full fiscal year 2010 revenue of 17% annual growth to a range of between $178 million and $180 million

SAN MATEO, Calif. – February 4, 2010 – SuccessFactors, Inc. (NASDAQ: SFSF) today announced results for its fourth quarter and fiscal 2009 which ended December 31, 2009.

“I’d like to thank our customers, colleagues, partners, investors, and analysts for an outstanding Q4 and 2009. In the worst economic year, SuccessFactors had our best year,” said Lars Dalgaard, founder and CEO for SuccessFactors. “With organic year-over-year growth rates accelerating each quarter in 2009 to 34%, market revolutionizing innovation and acquisition, our customers buying more than before, cash flow increasing 129% over Q3, and with 6 million paying unique users on our Cloud platform, our aspiration to improve business execution for companies and institutions of any size, anywhere in the world, is accelerating. And 2010 is off to a great start.”

SuccessFactors’ results for the fourth quarter fiscal year 2009:

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Q4 FY09 Revenue: For the quarter ended December 31, 2009, revenue was $42.2 million, compared to prior guidance of $39.3 million to $39.7 million, and compared to $33.0 million in the quarter ended December 31, 2008, an increase of approximately 28% year-over-year and an increase of 9% sequentially from Q309.

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Q4 FY09 Gross Margin: For the quarter ended December 31, 2009, non-GAAP gross margin was 77%, compared to 71% a year ago. Non-GAAP gross margin excludes the effect of approximately $428,000 and $362,000 in stock-based compensation for the quarters ended December 31, 2009 and 2008, respectively.

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Q4 FY09 Operating Margin: For the quarter ended December 31, 2009, non-GAAP operating margin was 2%, compared to negative 10% for the quarter ended December 31, 2008. Non-GAAP operating margin excludes the effect of approximately $3.0 million and approximately $2.7 million in stock-based compensation for the quarters ended December 31, 2009 and 2008, respectively.

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Q4 FY09 Total Deferred Revenue: Total deferred revenue as of December 31, 2009 was $181.6 million, up approximately 13% sequentially from $161.0 million at September 30, 2009 and up approximately 21% year-over-year from $149.8 million at December 31, 2008.

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Q4 FY09 Cash Flow Generated from Operations: For the quarter ended December 31, 2009, cash flow generated from operating activities was $8.2 million, up approximately 129% sequentially from $3.6 million and up approximately twelve-fold year-over-year from $0.7 million.

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Q4 FY09 Net Income (Loss) per Common Share: On a GAAP basis, for the quarter ended December 31, 2009, the net loss per common share, basic and diluted, was $(0.04). The non-GAAP net income per common share, basic and diluted, was $0.01, which excludes approximately $3.0 million in stock-based compensation expense, compared to $0.01 in Q309 which excludes approximately $2.6 million of stock-based compensation and a loss of $(0.06) in Q408 which excludes approximately $2.7 million of stock-based compensation. GAAP and non-GAAP net loss per common share calculations for the fourth quarter of 2009 are based on 67.7 million weighted average shares outstanding.

SuccessFactors’ results for fiscal year 2009:

•	FY 2009 Revenue: Fiscal 2009 revenue was $153.1 million, compared to prior guidance of $150.1 million to $150.6 million, and $111.9 million for FY 2008, an increase of 37%.

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FY 2009 Cash Flow Generated from Operations: For the fiscal year ended December 31, 2009, the company generated $15.4 million of cash from its operating activities, as compared with the $12.0 million used in operations in fiscal 2008. Total cash, cash equivalents and marketable securities at December 31, 2009 were $323.2 million, up $220.9 million and 216% from the same date last year, and an increase of 189% sequentially from September 30, 2009.

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FY 2009 Net Loss per Common Share: On a GAAP basis, the net loss per common share, basic and diluted, was ($0.21). The non-GAAP net loss per common share, basic and diluted, was ($0.04), which excludes approximately $10.4 million in stock-based compensation, compared to a non-GAAP loss per share of ($1.21) in fiscal 2008, an improvement of 97% year-over-year. The fiscal 2008 non-GAAP loss per share excludes approximately $8.6 million in stock-based compensation. For the basis of GAAP and non-GAAP net loss calculations, there were 59.5 million and 53.8 million weighted average shares outstanding during 2009 and 2008, respectively.

Additional Fourth Quarter Fiscal 2009 Highlights:

•	SuccessFactors wins a series of high-profile customers of its Business Execution Software Suite, including profiled customers ACE Hardware, Mercy Behavioral Health and Bechtel Corporation.

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SuccessFactors announced a public follow-on offering of 13.8 million shares of its common stock at $15.50 per share. Taking into account the full exercise of the over-allotment option, total gross proceeds were approximately $215 million.

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SuccessFactors joins PricewaterhouseCoopers Japan in one of the largest Human Capital Management Consulting partnerships in the country to help Japanese organizations drive improved business execution through delivery, consulting and additional management services.

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SuccessFactors is named one of the fastest growing technology companies in North America by Deloitte’s Technology Fast 500. The award recognizes SuccessFactors’ 995 percent company growth over five years.

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SuccessFactors hosts SuccessConnect Local Europe, its annual European user conference, and attracts more customers from across Europe than any other recent event of its time. Keynoted by CEO Lars Dalgaard and author and Financial Times columnist Richard Donkin, the November event highlighted customer success and continued European momentum. At the conference, COLT, a leading European provider of business communications, and Scapa, a global tape solutions specialist, announce they have deployed SuccessFactors software.

•	SuccessFactors supports the UK Launch of EuroCloud, Europe’s first-ever Software-as-a-Service and cloud community, participating in its London launch event in November and pledging continued support.

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SuccessFactors’ Vice President of Cloud Computing Tom Fisher participates in the inaugural cloud computing conference Business Cloud Summit in London to speak on “The Great Cloud Debate” panel with other C-level executives within the industry.

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SuccessFactors announces that PayScale has joined its SuccessCloud Technology Partner Program, to provide joint customers with highly accurate, customized and real-time market compensation data though the Business Execution Platform. Momentum in SuccessCloud partnerships and integrations bring greater value and enhanced functionality to the SuccessFactors Business Execution Suite.

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SuccessFactors CEO Lars Dalgaard keynotes the opening of the SIIA OnDemand 2009 Conference, presenting “The New Era of Cloud Computing” on how the next generation of cloud computing solutions will help manage the more complex aspects of business and give companies the tools to execute and ensure maximum performance.

Additional Fiscal 2009 Highlights:

•	SuccessFactors unveils Business Execution Software (BizX). The September launch of Business Execution (BizX) Software accelerated interest from both new and existing customers.

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SuccessFactors details its Business Execution Product Road Map and launches its first Strategy Deployment Solution. This offering helps executives set overall business objectives, align them throughout the organization and gain visibility into how people and lines of business are executing against that strategy. The Strategy Deployment Solution includes: Metrics Navigator, SuccessIndicators, Objective Alignment Spotlight, Objective Cascading, Employee Search and Collaboration Tools, Business Execution Survey, and Business Execution Services.

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SuccessFactors launches BizX Recruiting Management at HR Tech as the first and only application that brings together external data and internal success metrics to enable companies to hire the right people, at the right time, for the right jobs, and accelerate top line and bottom line growth. Siemens AG will be the first SuccessFactors customer to roll out the newest release to its 420,000 users – one of the largest SaaS implementations globally, across 80 countries in 20 languages.

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Strong annual results are driven by the continued momentum of Business Execution Software, expansion around the globe, increased sales to new customers, and upsells to existing customers including BP, EMC, Gulfstream, Nestlé, Nokia, New York Life, Ceridian Corporation, Columbia Sportswear Company, DHL do Brasil, Eurostar International, First American Corporation, iRobot Corporation, Kawasaki Motors Manufacturing Corp. U.S.A., OnMobile Global Limited, Sekisui Fuller Co. Ltd., Spectrum Health Corporation, The Cheesecake Factory Incorporated, The JM Smucker Company, The Nielsen Company, United Regional Health Care System, Univar Inc., and Blackrock.

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SuccessFactors added notable new SMB customers City of Brandon Manitoba, Seoul Metropolitan Office of Education, New York Racing Association, Inc, Bank of Marin, Sacramento River Cats, TriNetHR Corporation, Box.net, Acuity Inc., Daptiv, Guardian Industries Corp., Capstone Holdings Group L.L.C., and Discover Technology.

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SuccessFactors announces the availability of SuccessFactors Express, the instant, easy-to-use Performance Management solution to help small, emerging, high-growth companies to instantly create a performance review process, as well as track progress against critical company goals to ensure success of their small business. Ceridian is reselling SuccessFactors Express as Ceridian Performance Management Express.

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SuccessFactors signs the world’s largest enterprise cloud deployment with Siemens AG for 420,000 users. The electronics and electrical engineering giant has purchased a global enterprise subscription of virtually all of SuccessFactors’ modules to link strategy and executed business results with its worldwide corporate talent management vision, for 420,000 users across 80 countries in 20 different languages.

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SuccessFactors hosts more than 1,000 customers and prospects over a two week period across the country – for the first time bringing SuccessFactors’ annual user conference to its users via its 2009 SuccessConnect Local events, with keynotes from Vail Resorts in San Francisco, Ingersoll Rand in Chicago, and VWR International in New York City.

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SuccessFactors launches Employee Central, a revolutionary new product for organizational insight and social collaboration for the enterprise. Employee Central is a new module on the SuccessFactors Performance and Talent Management Platform that allows companies to maintain centralized employee information with deeply integrated social networking and collaboration, giving employees, managers and executives a single, real-time hub to have a more complete picture of their people. For more product information please visit: http://www.successfactors.com/employee-central/.

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SuccessFactors announces the availability of EasyReviews, a free, web-based solution for managers to create fast and professional performance reviews for up to 10 users. More information can be found at www.easyreviews.com or http://www.successfactors.com/easyreviews/.

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SuccessFactors appoints former VP of Technology Strategy and acting CTO at eBay and technology industry veteran, Tom Fisher, to lead SuccessFactors’ cloud strategy and third party developer programs as Vice President of Cloud Computing.

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SuccessFactors appoints former Yahoo! Executive, Dmitri Krakovsky, as Vice President of Product Management. Previously, Krakovsky was vice president of business and marketplace operations, and sponsored search at Yahoo! He also held vice president of product positions for Yahoo!’s advertiser and publisher group and small business services. Before joining Yahoo! in 2005, Krakovsky spent five years at Intuit where he led the product management team for small-business accounting software, QuickBooks.

Inform Acquisition:

Earlier today, SuccessFactors announced an agreement to acquire Inform, the global leader in analytics and workforce planning. The addition of this innovative technology and team accelerates SuccessFactors’ offerings, expanding our customers’ ability to solve their biggest problem – bridging the gap between strategy and results. Under the terms of the acquisition agreement, SuccessFactors will pay $25.5 million in cash and approximately $15 million in SuccessFactors common stock for Inform, with additional contingent consideration payable based on the fulfillment of continuing employment and the achievement of specified growth targets.

On a pro forma basis and excluding the write-down of the deferred revenue balance and any contingent consideration expense, the acquisition is expected to be neutral to SuccessFactors’ net income.

The acquisition is expected to close in Q3 2010, subject to customary closing conditions.

For more information please visit http://www.successfactors.com/inform/. Inform Business Impact was previously known as Infohrm Pty Ltd. (pronounced “Inform”).

Guidance:

SuccessFactors is providing guidance for its first quarter and full fiscal year 2010, as of February 4th, 2010.

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Q1 FY10: Revenue for the company’s first fiscal quarter is projected to be in the range of approximately $43.0 million to $43.5 million. Non-GAAP net income per common share, basic and diluted, is expected to be approximately breakeven. Non-GAAP net income per common share estimates exclude the effects of estimated stock-based compensation expense and assume an average weighted share count outstanding of approximately 71.9 million shares.

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Full Year 2010: The company is initiating guidance for full fiscal 2010 revenue of approximately $178 million to $180 million, or approximately 17% annual growth from fiscal year 2009. The company expects the non-GAAP net income per common share for fiscal 2010 to be approximately breakeven. Non-GAAP net loss per common share estimates exclude the effects of estimated stock-based compensation expense and assume an average weighted share count of approximately 72.6 million shares.

Q409 and 2009 Financial Results Conference Call:

SuccessFactors will host a conference call today at 2:00 p.m. (PST) / 5:00 p.m. (EST) to discuss the fourth quarter and fiscal 2009 financial results with the investment community. A live web broadcast of the event will be available on SuccessFactors’ Investor Relations website at http://www.successfactors.com/investor. A live domestic dial-in is available at (866) 923-9739 or (706) 634-0915 internationally. A domestic replay will be available at (800) 642-1687 or (706) 645-9291 internationally, passcode 49935456, and available via webcast replay until February 12th, 2010.

Use of Non-GAAP Financial Information:

SuccessFactors provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand SuccessFactors’ past financial performance and future results, SuccessFactors has supplemented its financial results that it provides in accordance with GAAP, with non-GAAP financial measures. The method SuccessFactors uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. The non-GAAP measures used by SuccessFactors in this press release exclude the impact of stock-based compensation expense. SuccessFactors’ reference to these non-GAAP financial results should be considered in addition to results that are prepared under current accounting standards but should not be considered as a substitute for, or superior to, the financial results that are presented as consistent with GAAP. SuccessFactors’ management uses the supplemental non-GAAP financial measures internally to understand, manage and evaluate SuccessFactors’ business and make operating decisions. These non-GAAP financial measures are among the factors SuccessFactors’ management uses in planning for and forecasting future periods. Reconciliation to the nearest GAAP financial measures of the non-GAAP financial measures is included in this press release.

About SuccessFactors, Inc.

SuccessFactors is the global leader in Business Execution Software. The SuccessFactors Business Execution Suite improves business alignment and people performance to drive breakthrough results for companies of all sizes, anywhere in the world. More than 6 million users and 3,000 companies leverage SuccessFactors every day. To learn more, visit: www.successfactors.com.

Execution Is The Difference(TM)

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“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are SuccessFactors’ current expectations and beliefs.

These forward-looking statements include statements about expect revenue, non-GAAP net income, cash flow from operations, timing of the closing of the proposed acquisition, financial impact of the acquisition and market size. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our ability to retain customers and to experience high customer renewal rates; whether customers renew their agreements for additional modules or users; pricing pressures; the uncertain impact of the overall global economic slowdown, including on customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that the business execution market is at an early stage of development, and may not develop as rapidly as we anticipate; risks related to the integration of Inform, including retaining customers and employees and managing geographically-dispersed operations; competitive factors; outages or security breaches; our ability to develop, and market acceptance of, new services; our ability to continue to sell our services outside the HR area; our ability to manage our growth; our ability to successfully expand our sales force and its effectiveness; whether our resellers and other partners will be successful in marketing our products; our ability to continue to manage expenses; the impact of unforeseen expenses; and general economic conditions worldwide. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Further information on these and other factors that could affect our financial results is included in the section entitled “Risk Factors” in our Annual Report on Form 10-K and in our most recent report on Form 10-Q and in other filings we make with the Securities and Exchange Commission from time to time.

These documents are or will be available in the SEC Filings section of the Investor Relations section of our website at www.successfactors.com/investor. Information on our website is not part of this release.

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SuccessFactors, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	As of December 31, 2009	As of December 31, 2008
	(unaudited)	(1)
Assets:
Current assets:
Cash and cash equivalents	$76,618	$69,859
Marketable securities	246,629	32,505
Accounts receivable, net of allowance for doubtful accounts	57,611	44,446
Deferred commissions	5,950	5,721
Prepaid expenses and other current assets	5,679	3,224

Total current assets	392,487	155,755
Restricted cash	931	1,248
Property and equipment, net	5,787	6,933
Deferred commissions, net of current portion	9,233	6,292
Other assets	259	198

Total assets	$408,697	$170,426

Liabilities and stockholders’ equity (deficit):
Current liabilities:
Accounts payable	$794	$1,960
Accrued expenses and other current liabilities	7,220	8,777
Accrued employee compensation	14,546	12,159
Deferred revenue	160,356	128,940
Current portion of capital lease obligations	—	37

Total current liabilities	182,916	151,873
Capital lease obligations, net of current portion	—	19
Deferred revenue, net of current portion	21,268	20,858
Long-term taxes payable	1,643	855
Other long-term liabilities	367	2,197

Total liabilities	206,194	175,802

Stockholders’ equity (deficit):
Common stock	72	56
Additional paid-in capital	421,419	200,907
Accumulated other comprehensive income	(89)	(74)
Accumulated deficit	(218,899)	(206,265)

Total stockholders’ equity (deficit)	202,503	(5,376)

Total liabilities and stockholders’ equity (deficit)	$408,697	$170,426

(1)	The condensed consolidated balance sheet as of December 31, 2008 has been derived from the audited financial statements as of that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

SuccessFactors, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenue	$42,209	$33,026	$153,054	$111,913
Cost of revenue (1)	10,056	10,069	35,323	38,836

Gross profit	32,153	22,957	117,731	73,077

Operating expenses: (1)
Sales and marketing	21,306	22,066	80,431	92,187
Research and development	6,460	5,110	24,427	23,085
General and administrative	6,453	4,839	24,995	24,744
Gain on settlement of litigation, net	—	(3,132)	—	(971)

Total operating expenses	34,219	28,883	129,853	139,045

Loss from operations	(2,066)	(5,926)	(12,122)	(65,968)
Interest income (expense) and other, net	(13)	155	810	1,780

Loss before provision for income taxes	(2,079)	(5,771)	(11,312)	(64,188)
Provision for income taxes	(580)	(208)	(1,322)	(764)

Net loss	$(2,659)	$(5,979)	$(12,634)	$(64,952)

Net loss per common share, basic and diluted	$(0.04)	$(0.11)	$(0.21)	$(1.21)

Shares used in computing net loss per common share, basic and diluted	67,674	55,794	59,534	53,803

(1) Amounts include stock-based compensation expenses as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Cost of revenue	$428	$362	$1,417	$1,053
Sales and marketing	1,218	1,376	4,451	4,084
Research and development	450	308	1,354	1,099
General and administrative	902	651	3,195	2,368

SuccessFactors, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Cash flow from operating activities:
Net loss	$(2,659)	$(5,979)	$(12,634)	$(64,952)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,049	1,208	3,964	3,885
Loss (gain) on retirement/impairment of fixed asset	1	257	(62)	193
Amortization of deferred commissions	1,984	1,659	7,383	6,572
Stock-based compensation expense	2,998	2,697	10,417	8,604
Changes in assets and liabilities:
Accounts receivable	(14,749)	(3,867)	(13,165)	(2,374)
Deferred commissions	(4,716)	(2,028)	(10,553)	(7,043)
Prepaid expenses and other current assets	1,316	1,010	(2,455)	(877)
Other assets	263	82	(61)	102
Accounts payable	585	(2,429)	(1,166)	(1,635)
Accrued expenses and other current liabilities	665	(738)	(1,470)	2,142
Accrued employee compensation	426	(5,102)	2,387	(6,106)
Long-term taxes payable	233	203	788	855
Other liabilities	193	(35)	201	(179)
Deferred revenue	20,607	13,741	31,826	48,788

Net cash provided by (used in) operating activities	8,196	679	15,400	(12,025)

Cash flow from investing activities:
Restricted cash	120	176	317	(284)
Capital expenditures	(1,320)	(279)	(2,844)	(4,479)
Proceeds from sale of assets	—	—	88	—
Purchases of available-for-sale securities	(210,580)	(3,044)	(323,537)	(78,086)
Proceeds from maturities of available-for-sale securities	30,665	30,659	104,654	46,160
Proceeds from sales of available-for-sale securities	3,988	—	4,534	7,983

Net cash (used in) provided by investing activities	(177,127)	27,512	(216,788)	(28,706)

Cash flow from financing activities:
Proceeds from exercise of stock options, net	1,507	272	5,025	1,480
Proceeds from early exercise of stock options, net	—	—	—	162
Proceeds from public offering, net of offering costs	203,055	—	203,055	26,885
Principal payments on capital lease obligations	(29)	(9)	(56)	(34)

Net cash provided by financing activities	204,533	263	208,024	28,493

Effect of exchange rate changes on cash and cash equivalents	(22)	(87)	123	(177)

Net increase (decrease) in cash and cash equivalents	35,580	28,367	6,759	(12,415)
Cash and cash equivalents at beginning of period	41,038	41,492	69,859	82,274

Cash and cash equivalents at end of period	$76,618	$69,859	$76,618	$69,859

SuccessFactors, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Bookings reconciliation:
Revenue	$42,209	$33,026	$153,054	$111,913

Ending total deferred revenue	181,624	149,798	181,624	149,798
Less: Beginning total deferred revenue	161,016	136,057	149,798	101,010

Change in total deferred revenue	20,608	13,741	31,826	48,788

Bookings (revenue plus change in total deferred revenue)	$62,817	$46,767	$184,880	$160,701

Net loss and net loss per share reconciliations:
GAAP net loss	$(2,659)	$(5,979)	$(12,634)	$(64,952)
(a) Stock-based compensation	2,998	2,697	10,417	8,604

Non-GAAP net income (loss) excluding stock-based compensation expense	$339	$(3,282)	$(2,217)	$(56,348)

GAAP net loss per common share - basic and diluted	$(0.04)	$(0.11)	$(0.21)	$(1.21)

Non-GAAP net income (loss) per common share (excluding stock-based compensation expense) - basic and diluted	$0.01	$(0.06)	$(0.04)	$(1.05)

GAAP shares used in computing net loss per common share, basic and diluted	67,674	55,794	59,534	53,803

Total spend reconciliation:
GAAP total cost of revenue and operating expenses	$44,275	$38,952	$165,176	$177,881
(a) Stock-based compensation	2,998	2,697	10,417	8,604

Non-GAAP total cost of revenue and operating expenses (total spend)	$41,277	$36,255	$154,759	$169,277

Gross profit and gross margin reconciliations:
GAAP gross profit	$32,153	$22,957	$117,731	$73,077
(b) Stock-based compensation in cost of revenue	428	362	1,417	1,053

Non-GAAP gross profit	$32,581	$23,319	$119,148	$74,130

GAAP gross margin percentage	76%	70%	77%	65%

Non-GAAP gross margin percentage	77%	71%	78%	66%

Cost of revenue reconciliation:
GAAP cost of revenue	$10,056	$10,069	$35,323	$38,836
(b) Stock-based compensation in cost of revenue	428	362	1,417	1,053

Non-GAAP cost of revenue	$9,628	$9,707	$33,906	$37,783

Total operating expenses reconciliation:
GAAP operating expenses	$34,219	$28,883	$129,853	$139,045
(c) Stock-based compensation in operating expenses	2,570	2,335	9,000	7,551

Non-GAAP operating expenses	$31,649	$26,548	$120,853	$131,494

Total sales and marketing reconciliation:
GAAP sales and marketing	$21,306	$22,066	$80,431	$92,187
(d) Stock-based compensation in sales and marketing	1,218	1,376	4,451	4,084

Non-GAAP sales and marketing	$20,088	$20,690	$75,980	$88,103

Total research and development reconciliation:
GAAP research and development	$6,460	$5,110	$24,427	$23,085
(e) Stock-based compensation in research and development	450	308	1,354	1,099

Non-GAAP research and development	$6,010	$4,802	$23,073	$21,986

Total general and administrative reconciliation:
GAAP general and administrative expenses	$6,453	$4,839	$24,995	$24,744
(f) Stock-based compensation in general and administrative	902	651	3,195	2,368

Non-GAAP general and administrative	$5,551	$4,188	$21,800	$22,376

Operating margin reconciliation:
GAAP loss from operations	$(2,066)	$(5,926)	$(12,122)	$(65,968)
(b) Stock-based compensation in cost of revenue	428	362	1,417	1,053
(d) Stock-based compensation in sales and marketing	1,218	1,376	4,451	4,084
(e) Stock-based compensation in research and development	450	308	1,354	1,099
(f) Stock-based compensation in general and administrative	902	651	3,195	2,368

Non-GAAP income (loss) from operations less stock-based compensation	$932	$(3,229)	$(1,705)	$(57,364)

Revenue	$42,209	$33,026	$153,054	$111,913

Non-GAAP operating margin percentage	2%	(10)%	(1)%	(51)%